                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             High Speed Access Corp.

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                      [HIGH SPEED ACCESS CORP. LETTERHEAD]

                                   May 8, 2000


Dear Stockholder:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of High Speed Access Corp. It will be held in the Aspen Room of the Inverness Hotel & Convention Center, 200 Inverness Drive West, Englewood, Colorado 80112, at 2:00 p.m., Mountain Standard Time, on June 6, 2000.

         At the Annual Meeting, the stockholders will be asked:

         1. To elect two members of the Board of Directors to serve for a term ending in 2003 and until their successors are duly elected and qualified.

         2. To approve an increase in the number of shares of Common Stock authorized for issuance under the Company's 1999 Stock Option Plan.

         3. To transact such other business as may properly come before the meeting and any adjournment thereof.

         The accompanying Notice of 2000 Annual Meeting of Stockholders and Proxy Statement describe the matters to be presented at the Annual Meeting.

         The Board of Directors recommends that stockholders vote in favor of the election of the nominated directors and the amendment to the Company's 1999 Stock Option Plan.

         Your vote is important. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and promptly return your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions that you have given. You may attend the Annual Meeting and vote in person even if you have previously submitted your vote.

                                         Sincerely,

                                         /s/ David A. Jones, Jr.
                                         David A. Jones, Jr.
                                         Chairman of the Board of Directors

                             HIGH SPEED ACCESS CORP.

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 6, 2000

         The 2000 Annual Meeting of Stockholders of High Speed Access Corp. (the "Company") will be held at 2:00 p.m., Mountain Standard Time, on Tuesday, June 6, 2000, in the Aspen Room, Inverness Hotel & Convention Center, 200 Inverness Drive West, Englewood, Colorado, for the following purposes:

                  1. To elect two members of the Board of Directors to serve for a term ending in 2003 and until their successors are duly elected and qualified.

                  2. To approve an increase in the number of shares of Common Stock authorized for issuance under the Company's 1999 Stock Option Plan.

                  3. To transact such other business as may properly come before the meeting and any adjournment thereof.

         The Board of Directors has fixed April 21, 2000 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof. Only stockholders of record at the close of business at that date will be entitled to notice of and to vote at the Annual Meeting.

         All stockholders are invited to attend the Annual Meeting in person, but even if you expect to be present at the Annual Meeting, you are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-paid envelope provided to ensure your representation. Stockholders attending the Annual Meeting may vote in person even if they have previously voted.

                             By Order of the Board of Directors

                             /s/ John G. Hundley

                             John G. Hundley
                             Vice President, Secretary and General Counsel


Denver, Colorado
May 8, 2000

                             HIGH SPEED ACCESS CORP.
                          4100 East Mississippi Avenue
                             Denver, Colorado 80246


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 6, 2000


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of High Speed Access Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at 2:00 p.m., Mountain Standard Time, on Tuesday, June 6, 2000, in the Aspen Room, Inverness Hotel & Convention Center, Englewood, Colorado 80112, and at any adjournment or adjournments thereof.

         Your vote is important. Please complete, date and sign the accompanying proxy card and return it in the postage-paid return envelope which has been provided so you can be sure your shares are represented at the Annual Meeting.

         This proxy statement and the accompanying proxy card are first being sent to stockholders of the Company on or about May 8, 2000.


                                     VOTING

         VOTING RIGHTS. You are entitled to notice of the Annual Meeting and to vote your shares of Common Stock if our records showed that you owned your shares as of the close of business on April 21, 2000. As of the close of business on that date, there were a total of 54,418,025 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock has one vote.

         USING A PROXY TO VOTE. If you hold your shares in your own name as a holder of record, you may indicate on the enclosed proxy card how you want your shares voted and sign, date and mail the proxy card in the postage-paid envelope that we have provided to you. The proxies will vote your shares in accordance with those instructions. If you give us a proxy without giving specific voting instructions, your shares will be voted by the proxies FOR the Class I director nominees and FOR the amendment to the 1999 Stock Option Plan recommended by our Board of Directors. We are not aware of any other matters to be presented at the Annual Meeting except for those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, the proxies will have discretionary authority to vote your shares, and will vote your shares in accordance with the recommendations of the Board of Directors. If the meeting is adjourned, the proxies may vote your shares on the new meeting date as well unless you revoke your proxy.

         If your Common Stock is held in "street name," the broker, bank or other nominee holding your shares will send you directions you must follow in order to provide it with instructions on how to vote your shares.

         HOW TO REVOKE YOUR PROXY. If you complete and mail in the proxy card before the Annual Meeting, you may revoke the proxy at any time before it is voted. You may revoke the proxy by either (1) delivering written notice of revocation to the Secretary of the Company or (2) delivering a later dated proxy or (3) voting in person at the Annual Meeting.

         VOTES REQUIRED. To transact business at the Annual Meeting, a majority of the outstanding Common Stock entitled to vote must be represented at the meeting in person or by proxy. If you have returned a properly executed proxy card or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. A "broker non-vote" can occur if shares are held by a broker, bank or other nominee who does not have authority to vote on a particular matter. Like abstentions, broker non-votes will be counted for quorum purposes. We do not count abstentions or broker non-votes as votes for or against a proposal. As a result, they will not effect the outcome of the vote on the election of the Class I directors (Proposal 1) or the proposal to amend the 1999 Stock Option Plan (Proposal 2).

         With respect to Proposal 1, assuming the presence of a quorum, the nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected directors. Holders of Common Stock are not allowed to cumulate their votes in the election of directors.

         With respect to Proposal 2, assuming the presence of a quorum, the amendment to the 1999 Stock Option Plan will be approved if a majority of the shares of Common Stock present, in person or represented by proxy, and entitled to vote at the meeting vote in favor of the amendment.

                                 SHARE OWNERSHIP

         The following table shows the number of shares of Common Stock beneficially owned as of April 21, 2000, by each person who is known by us to own beneficially more than 5% of the Common Stock, each of the directors and nominees, each of the officers named in the Summary Compensation Table below, and all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.



                                                        Shares of Common Stock
                                                          Beneficially Owned
                                                          ------------------
  Name and Address of
    Beneficial Owner                                   Number             Percent
    ----------------                                   ------             -------
Vulcan Ventures, Incorporated                        20,222,139            37.2%
  110 110th Avenue, N.E
  Bellevue, Washington 98004
Irving W. Bailey, II(1)                               1,350,312             2.5%
Michael E. Gellert(2)                                   569,541             1.0%
David A. Jones, Jr.(3)                                2,092,290             3.8%
Jerald L. Kent(4)                                        38,700               *
Robert S. Saunders(5)                                   463,314               *
William D. Savoy(6)                                  20,251,589            37.2%
Stephen E. Silva(7)                                      58,000               *
Daniel J. O'Brien                                             0               0
Ron Pitcock, Sr.(8)                                   1,368,500             2.5%
Atul Doshi(8)(9)                                        142,545               *
Ferris Peery(8)                                          27,050               *
Jeffrey M. Tokar(8)                                      44,563               *
John G. Hundley(8)(10)                                   53,920               *
George E. Willett(8)                                     88,838               *
Directors and executive officers                     24,993,554            45.6%
as a group (11 persons)(8)(11)

----------
*Less than 1%

(1) Includes 4,800 shares held by Mr. Bailey's wife and 38,750 shares issuable upon exercise of options exercisable within 60 days of April 21, 2000.

(2) Includes 173,515 shares held by Mr. Gellert's wife and 31,000 shares issuable upon exercise of options exercisable within 60 days of April 21, 2000.

(3) Includes 1,527,106 shares held by a partnership with respect to which Mr. Jones shares voting and dispositive power, 1,540 shares held by Mr. Jones' wife as custodian under the Uniform Gift to Minors' Act and 29,450 shares issuable upon exercise of options exercisable within 60 days of April 21, 2000.

(4) Includes 31,000 shares issuable upon exercise of options exercisable within 60 days of April 21, 2000.

(5) Includes 400 shares held by Mr. Saunders' wife, 1,500 shares held by Mr. Saunders' children and 29,450 shares issuable upon exercise of options exercisable within 60 days of April 21, 2000.

(6) Includes 20,222,139 shares held by Vulcan Ventures, Inc. and 29,450 shares issuable upon exercise of options exercisable within 60 days of April 21, 2000. Mr. Savoy is the Vice President of Vulcan Ventures, Inc.

(7) Includes 38,750 shares issuable upon exercise of options exercisable within 60 days of April 21, 2000.

(8) Includes, as applicable, shares issuable upon exercise of options exercisable within 60 days of April 21, 2000 as follows: Mr. Pitcock - 6,250; Mr. Doshi - 11,625; Mr. Peery - 23,250; Mr. Tokar - 44,563; Mr.
         Willett - 87,188; Mr. Hundley - 7,500; and all directors and executive officers as a group -307,813.

(9) Mr. Doshi resigned his employment with the Company effective December 31, 1999.

(10) Includes 1,230 shares held by Mr. Hundley's wife and 765 shares held by Mr. Hundley as custodian under the Uniform Gift to Minors Act.

(11) Does not include shares owned by Mr. Pitcock or Mr. Doshi who are no longer serving as executive officers of the Company.


                    PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

CLASS I DIRECTORS TO BE ELECTED

         Our Certificate of Incorporation provides for a classified board of directors. The Board of Directors is divided into three classes. Each class serves a three-year term and only one class is elected at each annual meeting of stockholders. Class I directors are to be elected this year.

         At the Annual Meeting, two directors are to be elected in Class I, with a term to expire at the annual meeting of stockholders to be held in 2003. The Board of Directors has nominated Irving W. Bailey, II and Stephen E. Silva for election as directors in Class I. Each of these individuals is currently serving as a director in Class I. Following the election of Class I directors at the Annual Meeting, the Board of Directors will consist of seven members, with two directors serving in each of Class I and Class II and three directors serving in Class III.

         The Board of Directors has no reason to believe that any nominee for Class I director will not be available for election. However, if either of the nominees becomes unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Board of Directors may recommend.

INFORMATION ABOUT OUR DIRECTORS AND NOMINEES

         The following biographies show the age and principal occupation during the past five years of each of our directors, the date the director was first elected to the Board and any directorships held by the director with any other public company or registered investment company. Ages are shown as of April 21, 2000.

CLASS I DIRECTORS AND NOMINEES:

         Irving W. Bailey, II, age 58, has been a director of the Company since April 1998. Mr. Bailey currently serves as President of Bailey Capital Corporation, a private investment company, and has held this position since 1997. He also served in various executive capacities with Providian Corporation from 1981 to 1997, including as Chairman and Chief Executive Officer from 1988 to 1997. Mr. Bailey is a director of Computer Sciences Corporation.

         Stephen E. Silva, age 40, has been a director of the Company since January 1999. Since September 1999, Mr. Silva has served as Senior Vice President, Corporate Development and Technology of Charter Communications, Inc., an owner and operator of cable television systems. Mr. Silva joined Charter Communications in April 1995 and during that time has served as Director of Billing Services, Vice President - Information Services, and Vice President - Corporate Development and Technology.

CLASS II DIRECTORS:

         Michael E. Gellert, age 68, has been a director of the Company since April 1998. Since 1967, Mr. Gellert has served as a General Partner of Windcrest Partners, a private investment company. Mr. Gellert is a director of Devon Energy Corp., Premier Parks, Inc., Humana Inc., Seacor Smit Inc., Smith Barney World Funds, Smith Barney Worldwide Securities Ltd. and Smith Barney Worldwide Special Fund NV.

         Jerald L. Kent, age 43, has been a director of the Company since January 1999. Mr. Kent is the President, Chief Executive Officer and a director of Charter Communications, Inc., and has served in various executive capacities at Charter since 1992. Mr. Kent is also a director of Cable Television Laboratories, Inc. and Com21, Inc.

CLASS III DIRECTORS:

         David A. Jones, Jr., age 42, has served as Chairman of the Board and a director of the Company since April 1998. Since 1994, Mr. Jones has been Chairman of Chrysalis Ventures, a private equity management firm. Mr. Jones also serves as Vice Chairman and a director of Humana, Inc., and as a director of MidAmerica Bancorp, Inc. and Tritel, Inc.

         Robert S. Saunders, age 48, has served as Vice Chairman of the Board and a director of the Company since April 1998. Mr. Saunders has been Senior Managing Director of Chrysalis Ventures, a private equity management firm, since 1998. From 1993 to 1997, Mr. Saunders served as Chief Planning Officer and Managing Director for Strategic Planning and Business Development at Providian Capital Management.

         William D. Savoy, age 35, has served as a director of the Company since January 1999. Mr. Savoy currently serves as Vice President of Vulcan Ventures Incorporated, and has served as President of Vulcan Northwest, Inc. since January 1990. Mr. Savoy is a director of CNET, Inc., Go2Net, Inc., Harbinger Corporation, Metricom, Inc., Telescan, Inc., Ticketmaster Online-CitySearch, Inc., USA Networks, Inc., and Value America, Inc.

COMMITTEES OF THE BOARD AND MEETINGS

         The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors has not established a nominating committee. Each of the Audit and Compensation Committees is responsible to the full Board of Directors. The functions performed by these committees are summarized below:

         Audit Committee. The Audit Committee makes recommendations to the Board of Directors regarding the selection and retention of the independent auditors, reviews the scope and results of the audit and reports the results to the Board of Directors. In addition, the Audit Committee reviews the adequacy of internal accounting, financial and operating controls and reviews the Company's financial reporting compliance procedures. The members of the Audit Committee are Mr. Bailey, Chairman, and Messrs. Gellert, Jones, Saunders and Kent. The Audit Committee met two times in 1999.

         Compensation Committee. The Compensation Committee review and approves the compensation of the Company's officers, reviews and administers the Company's stock option plans for employees and makes recommendations to the Board of Directors regarding such matters. The members of the Compensation Committee are Mr. Saunders, Chairman, and Messrs. Bailey, Gellert, Jones and Silva. The Compensation Committee met ten times in 1999.

         Meetings. The Board of Directors held six meetings during 1999. Each of the directors attended at least 75% of the total number of meetings of the Board and the Committees on which such director served, with the exception of Jerald
L. Kent.

DIRECTOR COMPENSATION

         Directors do not currently receive cash compensation for service on the Board or any committee of the Board, but directors may be reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings.

         Directors who are not employees of the Company or its subsidiaries receive automatic grants of stock options under our 1999 Non-Employee Director Stock Option Plan. Under the plan, each non-employee director received an option to purchase 27,125 shares of Common Stock in January 1999. Such options were granted at fair market value on the date of grant and vested immediately. The plan also provides for grants on the first business day of each subsequent year to non-employee directors (who have served for at least six months as a director) of an option to purchase 11,625 shares of Common Stock. All of such options granted to non-employee directors have an exercise price equal to the fair market value of the common stock on the grant date, and have a term of ten years.

EXECUTIVE OFFICERS

         The names of, and certain information regarding, executive officers of the Company who are not directors of the Company are set forth below. The executive officers serve at the pleasure of the Board of Directors and the Chief Executive Officer.

Name                      Age               Positions with the Company
----                      ---               --------------------------

Daniel J. O'Brien          41               President and Chief Executive Officer
Ferris Peery               58               Executive Vice President, Industry Sales
George E. Willett          38               Chief Financial Officer and Treasurer
John G. Hundley            40               Vice President and General Counsel

         Mr. O'Brien joined the Company as Chief Operating Officer in October 1999 and was named President in November 1999 and Chief Executive Officer in February 2000. From 1995 to October 1999, Mr. O'Brien was President and Chief Operating Officer of Primestar, Inc. and previously served as President of Time Warner Satellite Services.

         Mr. Peery has held the position of Executive Vice President, Industry Sales, since March 1999. From 1991 to 1999, Mr. Peery served as an Executive Vice President of ANTEC, a cable technology equipment supplier.

         Mr. Willett was appointed as Chief Financial Officer and Treasurer of the Company in June 1998. From 1997 to 1998, Mr. Willett served as Chief Financial Officer of American Pathology Resources, Inc. and, from 1994 to 1998, as Chief Financial Officer of Regent Communications, Inc., a radio station holding company.

         Mr. Hundley has served as Vice President, Secretary and General Counsel of the Company since May 1998. From January 1998 to May 1998, Mr. Hundley served as General Counsel and Vice President of Development of OPM Services, Inc. and Icelease Partners, Ltd/Vogt Ice. From 1995 to 1997, he served as development officer and general counsel for Normal Life, Inc., a multi-state assisted living provider.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth for the year ended December 31, 1999 the compensation received by our Chief Executive Officer, the four most highly compensated executive officers of the Company based on salary and bonus for the year ended December 31, 1999, and two other individuals no longer serving as executive officers of the Company at December 31, 1999 who would have been among the four most highly compensated executive officers of the Company for the year ended December 31, 1999 (the "Named Officers").

                                                                                           Long-Term
                                                                                          Compensation
                                                          Annual Compensation                Awards
                                                    --------------------------------      ------------
                                                                                           Securities
                                                                                           Underlying         All Other
Name and Principal Position               Year      Salary ($)           Bonus($)(1)       Options (#)     Compensation($)
---------------------------               ----      ----------           -----------       -----------     ---------------

Daniel J. O'Brien                         1999      $ 75,000(2)          $     --           750,000          $  1,719(3)
  President and Chief
  Executive Officer
Ron Pitcock, Sr                           1999       144,789              100,000           125,000                --
  Former President (4)                    1998        91,250               50,000
Ferris Peery                              1999       122,211               61,233            93,000                --
  ExecutiveVice President of
  Industry Sales
Atul Doshi                                1999       155,586               25,000           116,250            16,082(6)
  Former Chief Technology
  Officer (5)
Jeffrey M. Tokar                          1999       139,478               37,563            62,000                --
  Former Vice President of
  Systems Operations(7)
John G. Hundley                           1999       103,529               51,562            45,500                --
  Vice President, Secretary
  And General Counsel
George E. Willett                         1999       103,529               51,562            77,500                --
  Chief Financial Officer


---------------
(1) Amount shown for 1999 includes bonus' earned in fiscal year 1999 and paid in fiscal year 2000.

(2) Amount shown for 1999 for Mr. O'Brien represents base salary paid after he commenced employment with the Company on October 1, 1999.

(3) Represents insurance premiums paid by the Company during 1999 with respect to term life insurance for the benefit of Mr. O'Brien.

(4) Mr. Pitcock served as President of the Company from January 1999 to October 1999.

(5)      Mr. Doshi resigned from the Company effective December 31, 1999.

(6)      Represents reimbursement of relocation expenses.

(7)      Mr. Tokar resigned from the Company effective April 25, 2000.

OPTION GRANTS IN 1999

         The following table provides information with respect to the Named Officers concerning options granted during 1999:


                       Number of           Percent of                                          Potential Realizable Value at
                      Securities          Total Options                                        Assumed Annual Rates of Stock
                      Underlying           Granted to                                      Price Appreciation for Option Term(3)
                        Options           Employees in  Exercise Price     Expiration      -------------------------------------
Name                 Granted(#)(1)            1999      ($/share)(2)          Date                5%($)               10%($)
----                 -------------        ------------  --------------     ----------             -----               ------


Daniel J. O'Brien      750,000                26.8%      $   17.63          09/30/09          $ 8,054,761          $20,281,651

Ron Pitcock, Sr.        25,000                  .9%          13.00          06/02/09              372,881              757,522
                       100,000                 3.6%          25.63          08/11/09              255,241            1,847,290
 Atul Doshi             58,125                 2.1%           3.23          01/28/09            1,407,848            2,246,627
                        58,125                 2.1%           3.23          03/03/09            1,415,250            2,269,128
Ferris Peery            46,500                 1.7%           3.23          03/03/09            1,132,200            1,815,302
                        46,500                 1.7%           3.23          03/03/09            1,132,200            1,815,302
Jeffrey M. Tokar        38,750                 1.4%           3.23          01/28/09              938,566            1,497,751
                        23,250                  .8%          13.00          03/03/09              338,854              680,406
John G. Hundley         15,500                  .6%           1.61          01/28/09              400,428              624,102
                        10,000                  .4%          13.00          04/11/09              147,205              297,088
                        20,000                  .7%          13.00          06/02/09              298,304              606,018
George E. Willett       38,750                 1.4%           1.61          01/28/09            1,001,069            1,560,254
                        38,750                 1.4%          13.00          03/03/09              564,757            1,134,009

-------------------
(1) Represents options granted under the 1998 Stock Option Plan and the 1999 Stock Option Plan. Each option granted has a term of 10 years. All options granted under the 1998 Stock Option Plan were immediately vested and exercisable on June 3, 1999. Options granted under the 1999 Stock Option Plan vest and become exercisable at the rate of 25% per year of employment completed from the date of grant.

(2) Mr. O'Brien's option was granted at the fair market value of the Common Stock on January 1, 2000. All other options were granted at not less than the fair market value of the Common Stock on the date of grant. Fair market value is based on the closing sales price for the Common Stock as reported on the Nasdaq National Market on the business day preceding the date of grant.

(3) The dollar amounts under these columns are the results of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock options exercised depends on the future performance of the Common Stock and overall market conditions, as well as the optionee's continued employment through the vesting period. The amounts reflected in this table may not be achieved.

AGGREGATED OPTION EXERCISES IN 1999 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information with respect to the Named Officers concerning option exercises and unexercised options in 1999.

                                                             Number of Securities Underlying
                                                             Unexercised Options at Fiscal     Value of Unexercised Options at
                                                                       Year-End(#)                  Fiscal Year-End($)(2)
                      Shares Acquired    Value Realized      --------------------------------  -------------------------------
Name                   on Exercise(#)        ($)(1)           Exercisable     Unexercisable    Exercisable       Unexercisable
----                  ---------------    --------------       -----------     -------------    -----------       -------------

Daniel J. O'Brien                --        $       --                --           750,000        $       --        $       --
Ron Pitcock, Sr                  --                --                --           125,000                --           115,625
Atul Doshi                   58,125           567,881                --            11,625           146,766                --
Ferris Peery                     --                --                --            93,000                --         1,339,107
Jeffrey M. Tokar                 --                --            38,750            23,250           557,969           107,531
John G. Hundley              31,000           367,970                --            30,000                --           138,750
George E. Willett                --                --            77,500            38,750         1,278,432           179,219

--------------------
(1) Value Realized represents the market value of the underlying securities on the exercise date minus the exercise price of such options.

(2) Based on the market value of the underlying securities of $17.625 at December 31, 1999 minus the exercise price of the options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

         The Company entered into an employment agreement with Daniel J. O'Brien, the Company's President and Chief Executive Officer, as of October 1, 1999. Under this agreement, Mr. O'Brien is entitled to an initial annual salary of $300,000, which will increase to $350,000 on October 1, 2000 and to $400,000 on October 1, 2001. Mr. O'Brien also received 750,000 options which vest over four years, and will receive 100,000 additional options on October 1, 2000 which will vest over four years from the date of grant. Mr. O'Brien will also be entitled to receive 100,000 performance options on each of October 1, 2000, 2001 and 2002. Under the employment agreement, the Company agreed to purchase and maintain a $2,000,000 term life insurance policy payable to Mr. O'Brien's beneficiary on his death and to reimburse Mr. O'Brien up to $5,000 annually for financial and tax planning expenses. In addition, Mr. O'Brien may participate in any retirement, medical, dental and welfare plans, life and disability insurance coverages and other benefit plans afforded to employees by the Company. Under the employment agreement, Mr. O'Brien's employment with the Company is "at-will" and may be terminated by either party at any time, with or without cause.

         In conjunction with the employment agreement, Mr. O'Brien and the Company entered into a Supplemental Executive Compensation Agreement. Under this agreement, if, as of September 30, 2002, the difference between the exercise price of Mr. O'Brien's initial option grant of 750,000 shares and the then fair market value of a share of Common Stock is less than $2.00 per share, Mr. O'Brien may elect, with respect to all or a portion of the 750,000 option shares then outstanding, to surrender the option to the Company for cancellation and receive a cash payment equal to $2.00 for each share subject to the option as to which the election is made. Such payment will be in lieu of Mr. O'Brien's exercise of the option. Subject to Mr. O'Brien's right to elect to defer such payment, the Company will pay Mr. O'Brien the cash payment in one lump sum payment within 30 days after Mr. O'Brien makes the election to surrender the option and receive the cash payment. Mr. O'Brien's election to surrender the option must be made by October 10, 2002 and his right to the election will be forfeited upon the voluntary or involuntary termination of Mr. O'Brien's employment with the Company.

         If Mr. O'Brien's employment with the Company is terminated without cause by the Company or by Mr. O'Brien for good reason within the six month period following the Company's hiring of a chief executive officer, 250,000 options of Mr. O'Brien's initial option grant will automatically vest and become exercisable. If, as of the date of such termination of employment, the difference between the exercise price of Mr. O'Brien's initial option grant and the then fair market value of the shares subject to the option is less than $2.00 per share, Mr. O'Brien may elect, with respect to all or a portion of the 250,000 option shares, to surrender the option to the Company for cancellation and receive a cash payment equal to $2.00 for each of the 250,000 shares for which the election is made, provided that such amount will be prorated based on the number of months Mr. O'Brien has been employed by the Company . Such payment will be in lieu of Mr. O'Brien's exercise of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is composed of five directors who are not employees of the Company or any of its subsidiaries. The current members of the Committee are Mr. Bailey, Mr. Gellert, Mr. Jones, Mr. Saunders and Mr. Silva. No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past. In April 1998, the Company agreed to pay Chrysalis Ventures, LLC a consulting fee of $20,000 per quarter, upon the earlier of a determination by the Board of Directors that the Company had sufficient cash flow to pay such fees or the Company's having after-tax quarterly profits in excess of $100,000 for two consecutive quarters. Mr. Jones is the Chairman of Chrysalis Ventures and Mr. Saunders is a Senior Managing Director of Chrysalis Ventures. In 1999, the Company accrued $63,000 payable to Chrysalis Ventures under the consulting arrangement. In April 2000, the Company and Chrysalis Ventures agreed to terminate the consulting arrangement effective December 31, 1999 upon the Company's payment of the accrued fees through December 31, 1999.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") of the Board of Directors administers the Company's executive compensation program. The Committee reviews, recommends and approves changes to the Company's compensation policies and programs, makes recommendations to the Board of Directors as to the amount and form of executive officer compensation, and administers the Company's stock option plans.

         General Compensation Philosophy. The compensation programs of the Company are designed to directly align compensation with Company performance and increases in stockholder value as measured by the Company's stock price and to enable the Company to attract, retain and reward executives and employees needed to accomplish the Company's goals. The Committee believes that executive pay should be linked to overall Company performance. Therefore, the Company provides an executive compensation program which includes base pay, long-term incentive opportunities through the use of stock options and, in some cases, cash bonuses.

         Base Salary. Base salary is designed primarily to be competitive with base salary levels in effect at high technology companies that are of comparable size to the Company and with which the Company competes for executive personnel. Base salary is set annually based on job-related experience, individual performance and pay levels of similar positions at comparable companies. Salaries for executive officers for 1999 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as salaries for similar positions at comparable companies.

         Cash Performance Awards. Cash performance awards, such as bonuses, are tied to the achievement of performance goals, financial or otherwise, established by the Committee. The Company had no formal management incentive plan in 1999. To the extent that bonuses were paid to executive officers in 1999, the Committee considered several factors including the position held by the executive to whom the bonus was paid, total compensation paid by comparable companies to similarly situated executives, the performance of the executive, and the growth and success of the Company. In 1999, the Company also provided cash awards targeted to provide competitive levels of total cash compensation based on the degree of achievement of Company financial and operational performance measures.

         Stock Options. In order to link the interests of the Company's stockholders and senior management, the Company maintains stock option plans. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's success. Stock options generally have value for executive officers only if the price of the Company's common stock increases above the fair market value of a share of common stock on the grant date and the officer remains in the Company's employ for the period required for the options granted to such person to vest.

         The number of shares subject to stock options granted is within the discretion of the Committee. In determining the size of stock option grants, the Committee considers the officer's responsibilities, the expected future contribution of the officer to the Company's performance and the number of shares which continue to be subject to vesting under outstanding options. For 1999, options were granted to the executive officers based on their positions and a subjective assessment of individual performances. In addition, options were granted to certain executive officers as incentives for them to become employees or to aid in their retention. Stock options typically have been granted to executive officers when the executive first joins the Company. At the discretion of the Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company's common stock. In the aggregate, the Company's Named Officers received options to purchase a total of 1,323,500 shares, or 44.3% of the total options granted to employees for 1999. The stock options generally become exercisable over a four year period and are granted at a price that is equal to the fair market value of the Company's common stock on the date of grant.

         Compensation for the Chief Executive Officer. Mr. O'Brien's base salary and long term incentive awards for 1999 were determined by the Committee in connection with Mr. O'Brien's hiring in October 1999 and the employment agreement entered into between the Company and Mr. O'Brien the committee believes that the employment agreement terms are in a manner consistent with the factors described above for all executive officers. As part of Mr. O'Brien's employment agreement, Mr. O'Brien's base salary will be to increased to an annual rate of $350,000 in October 2000.

         Internal Revenue Code Section 162(m) Limitation. Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its five most highly compensated executive officers. In general, it is the Committee's policy to qualify, to the maximum extent possible, executives' compensation for deductibility under applicable tax laws.

                                            Compensation Committee

                                            Irving W. Bailey, II
                                            Michael E. Gellert
                                            David A. Jones, Jr.
                                            Robert S. Saunders
                                            Stephen E. Silva

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In November 1998, the Company entered into a systems access and investment agreement with Vulcan Ventures and Charter Communications, a programming content agreement with Vulcan and related network services agreement with Charter. Under the agreements, the Company agreed to pay Charter 50% of the Company's gross revenues for cable modem access services provided in Charter cable systems, 15% of gross revenues for dial up access services and 50% of gross revenues for all other optional services. In addition, if the Company sells equipment to a subscriber, the Company pays Charter 50% of the gross profit the Company receives from the sale. In 1999, under the agreements the Company paid Charter $847,118. In addition, the Company recognized revenue of $237,709 representing head end installation fees and accrued $412,725 of reimbursable operating expenses. In addition, Charter purchased certain network services equipment from the Company for a purchase price of $817,685, representing the Company's acquisition cost for such equipment, of which $695,261 was paid by Charter in 1999. Vulcan Ventures owns approximately 37.2% of the Company's Common Stock. Mr. Savoy, a director of the Company, is the Vice President of Vulcan Ventures. Mr. Kent, a director of the Company, is the President, Chief Executive Officer and a director of Charter. Mr. Silva, a director of the Company, is the Senior Vice President - Corporate Development and Technology, of Charter.

         In April 1999, Vulcan purchased 7,750,000 shares of the Company's Series C Convertible Preferred Stock at a purchase price of $3.23 per share or $25 million in the aggregate. Upon the closing of the Company's initial public offering in June 1999, the Series C Convertible Preferred Stock automatically converted into 7,750,000 shares of common stock of the Company.

         In April 2000, the Company entered into a letter of intent with Charter Communications to enter into a five year agreement under which the Company will provide customer service, network operating, monitoring and certain other services to Charter cable systems containing not less than 5,000,000 homes passed. The definitive agreement, when executed, will set forth the terms upon which the Company will provide such services.

         During 1999, the Company advanced $235,000 to Darwin Networks, Inc. pursuant to a $500,000 six month unsecured revolving credit note bearing interest at the prime rate and paid operating expenses on behalf of Darwin totaling $278,000. The note balance outstanding plus accrued interest totaling $15,000 was paid in September 1999. In connection with the note, the Company received a warrant to purchase 5 million shares of common stock of Darwin at an exercise price of $1.00 per share. Three of the Company's directors, David A. Jones, Jr., Michael E. Gellert and Robert S. Saunders, are also directors of Darwin Networks, Inc.

STOCK PRICE PERFORMANCE GRAPH

         The following graph compares the Company' cumulative total stockholder return on its Common Stock during a period beginning June 4, 1999, when shares of Common Stock of the Company were first registered under Section 12(g) of the Securities and Exchange Act of 1934, and ending on December 31, 1999 (as measured by dividing (a) the difference between the Company's share price at the end and the beginning of the measurement period; by (b) the share price at the beginning of the measurement period) with the cumulative total return of the Nasdaq (US) Index and the Morgan Stanley High Technology Index during such period, assuming a $100 investment on June 4, 1999. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance shown on the graph is not necessarily indicative of future price performance.












Total Returns Index for:                             6/4/99       6/30/99        9/30/99        12/31/99
------------------------                             ------       -------        -------        --------
High Speed Access Corp.                              100.0         197.0          176.0           136.0
Nasdaq (US) Index                                    100.0         108.0          111.0           164.0
Morgan Stanley High Technology Index                 100.0         110.0          117.0           175.0

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms, or written representations that there were no unreported holdings or transactions, the Company believes that for the fiscal year ending December 31, 1999 all Section 16(a) filing requirements applicable to its officers and directors were complied with on a timely basis.

           PROPOSAL 2: APPROVAL OF AMENDMENT TO 1999 STOCK OPTION PLAN

         The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's 1999 Stock Option Plan (the "Plan") to increase the number of shares available for issuance by 4,679,500 shares of Common Stock to an aggregate of 7,779,500 shares. Currently under the Plan, the number of shares of Common Stock available for issuance is 3,100,000 shares. As of April 21, 2000, 173,549 shares remained available for grant under the Plan. As of that date, approximately 2,926,451 shares were subject to outstanding grants under the Plan and 369,116 shares were subject to outstanding grants under the Company's 1998 Stock Option Plan.

         The Board believes that adoption of this amendment to the Plan would, among other things, enhance the long-term stockholder value of the Company by offering opportunities to the Company's employees and officers to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and to acquire and maintain stock ownership in the Company. As of April 21, 2000, approximately 554 persons were eligible to participate in the Plan.

         The following is a summary of the principal features of the Plan.

DESCRIPTION OF THE PLAN

         The purpose of the Plan is to provide us with an additional means to retain and attract competent personnel whose present and potential contributions are important to the success of the Company. Another purpose of the Plan is to give our participating officers and employees additional incentive in the form of the opportunity for stock ownership for high levels of performance and unusual efforts to increase our earnings.

         The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the eligibility and other provisions of the Plan, the Committee is authorized to determine the recipients to whom options will be granted; the number of shares to be subject to each option grant; the terms upon which, the times at which, and the period within which such options may be acquired and exercised; and to authorize the grant of incentive stock options or nonstatutory stock options or a combination of both. In addition, the Committee is authorized to interpret the Plan, to determine all other questions relating to the administration of the Plan, and to take all other action it deems proper and in the Company's best interests for carrying out the Plan.

         The Board of Directors may amend, suspend or terminate the Plan, which otherwise will terminate on January 29, 2009. However, the Plan may not be amended without stockholder approval if such approval is required by applicable law. The Committee may amend outstanding option agreements as long as the amendment is not materially adverse to the participant.

         Under the Plan, nonstatutory stock options and options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the "Code") may be granted to employees of the Company and its subsidiaries. The Committee will select the employees to whom options may be granted under the Plan. Such employees will be those who in the Committee's sole discretion have in the past materially contributed to, or may be expected in the future to materially contribute to, the successful performance of the Company and its subsidiaries.

         The Plan prohibits the transfer of options granted under the Plan except by will or by the laws of descent and distribution. Options granted by the Committee typically become exercisable on a cumulative basis as to a specified percentage of the shares during the term of the option.

         The maximum term for incentive stock options granted under the Plan is ten years from the date of grant, and the exercise prices of incentive stock options granted cannot be less than the fair market value of the optioned shares at the date of grant. The maximum term for incentive stock options granted under the Plan to persons who at the time the option is granted beneficially own stock possessing more than 10% of the combined voting power of all classes of stock of the Company or its subsidiaries (a "10% shareholder") is five years from the date of grant, and the exercise price of incentive stock options granted to such persons cannot be less than 110% of the fair market value of the optioned shares at the date of grant. The fair market value (determined as of the date the option is granted) of the stock for which incentive stock options may become exercisable by a particular employee during any calendar year may not exceed $100,000.

         Incentive stock options granted under the Plan will expire upon the earliest of ten years after the date of grant (or five years from the date of grant in the case of a 10% shareholder), termination for cause, three months after termination of employment (other than for cause) for any reason except death or disability, and one year after death or after termination due to disability.

         There is no maximum term for nonstatutory stock options granted under the Plan. The exercise prices of nonstatutory stock options granted under the Plan are not required to be at fair market value of the optioned shares.

         The Committee is authorized to provide in its discretion for the payment of the exercise price otherwise than in cash, including by delivery of shares of the Company' common stock valued at fair market value on the date preceding the date written notice of exercise is delivered to the Company, or by a combination of both cash and stock.

         In the event of a Corporate Transaction (as defined in the Plan), the Committee will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of options under the Plan or substitution of appropriate new options covering the stock of the successor corporation. If the successor corporation does not assume all outstanding options or replace them with comparable options, the Committee may accelerate the vesting of all outstanding options as of the participant's next vesting date so that they become exercisable prior to the consummation of the Corporate Transaction at such times and on such conditions as the Committee determines.

         The granting of stock options under the Plan by the Committee is subjective and is dependent upon, among other things, an employee's individual performance. Therefore, future option grants to executive officers or employees under the Plan are not determinable.

FEDERAL INCOME TAX CONSEQUENCES

         If an option granted under the Plan is an incentive stock option, the optionee will not recognize income on the date of grant. In addition, no income will be recognized on the exercise of an incentive stock option unless the optionee is subject to the alternative minimum tax. The exercise of an incentive stock option may result in a tax to the optionee under the alternative minimum tax because the excess of the market value of the stock received on the exercise of the option over the exercise price is a "tax adjustment item." Gain or loss from the subsequent sale or exchange of shares acquired upon exercise of the option generally will be treated as capital gain or loss, provided that the disposition occurs more than two years after the date of grant of the option and at least one year after the date of exercise (the "required holding period").

         In general, if shares acquired by the exercise of an incentive stock option are disposed of prior to the expiration of the required holding period, the optionee will recognize ordinary income equal to the excess over the exercise price of the lesser of the amount realized or the market value of the shares at the time of exercise. Any gain in excess of ordinary income recognized on the disposition will be capital gain, and any loss will be capital loss.

         All options that do not qualify as incentive stock options are taxed as nonstatutory stock options. An optionee will not recognize income at the time a nonstatutory stock option is granted. However, the optionee will generally recognize ordinary income when the option is exercised. In general, the amount of income will be the excess, if any, of the market value of the shares at the time of exercise over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, the capital gain or loss will be long term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares' holding period will begin on the date after the exercise date.

         If the optionee uses already owned shares to pay the exercise price of a nonqualified option, in whole or in part, the transaction will not be considered to be a taxable disposition of the already owned shares. The optionee's tax basis and holding period of the already owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the date after the exercise date.

         In all the foregoing cases, the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations.

         The statutes governing the tax treatment of stock options and stock acquired by the exercise of options are quite technical. The above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations. The tax consequences under state laws may not be the same as under federal laws.

RECOMMENDATION OF THE BOARD

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1999 STOCK OPTION PLAN.

                                    AUDITORS

         The Company has selected PricewaterhouseCoopers LLP as its independent public accountants for the fiscal year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

         In addition to solicitation by mail, some of the Company' directors and officers who will receive no additional compensation for their services may solicit proxies in person, and by telephone, telegraph, telecopier, facsimile. All costs of solicitation of proxies will be borne by the Company. We have requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and the Company will reimburse such brokers and nominees for their reasonable related out-of-pocket expenses.

                              STOCKHOLDER PROPOSALS

         Any stockholder proposals intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received in writing by the Company at its principal office no later than January 5, 2001. Any proposal submitted after that date will be considered untimely. It will not be included in our proxy statement and form of proxy relating to the 2001 Annual Meeting, and, if raised at the annual meeting, management proxies would be allowed to use their discretionary voting authority to vote on the proposal even though there is no discussion of the proposal in the proxy statement.

                                  ANNUAL REPORT

         A copy of the Company' combined Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 1999 is enclosed with this proxy statement. Neither the Annual Report to Shareholders nor the Form 10-K is to be considered proxy-soliciting material except to the extent expressly incorporated by reference in this proxy statement.

         ANY STOCKHOLDER WHO WISHES TO OBTAIN AN ADDITIONAL COPY, WITHOUT CHARGE, OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1999, WHICH INCLUDES FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY CONTACT STEPHEN CALK, VICE PRESIDENT-INVESTOR RELATIONS, AT 4100 EAST MISSISSIPPI AVENUE, DENVER, COLORADO 80246, OR AT TELEPHONE NUMBER 303/256-2000.

                               By Order of the Board of Directors

                               /s/ John G. Hundley
                               John G. Hundley
                               Vice President, Secretary and General Counsel

Denver, Colorado
May 8, 2000



         PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

APPENDIX TO PROXY STATEMENT
                               FORM OF PROXY CARD

                                     (Front)

PROXY

                             HIGH SPEED ACCESS CORP.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR STOCKHOLDERS MEETING ON JUNE 6, 2000


         The undersigned hereby appoints Daniel J. O'Brien and John G. Hundley, and each or either of them, as true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned in all matters coming before the 2000 Annual Meeting of Stockholders of High Speed Access Corp. to be held at the Aspen Room, Inverness Hotel & Convention Center, 200 Inverness Drive West, Englewood, Colorado on June 6, 2000 at 2:00 p.m., Mountain Standard Time, and any adjournments thereof, and to vote all shares owned of record by the undersigned as follows:


         1.       ELECTION OF DIRECTORS
                  Nominees:  Irving W. Bailey, II and Stephen E. Silva

                  [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):

                  ------------------------------------------------------

                  OR

                  [ ] VOTE WITHHELD from all nominees listed above.

         2. Approval of amendment to Company's 1999 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 4,679,000 shares of Common Stock to an aggregate of 7,779,500 shares.

                  [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

         All of the proposals set forth above are proposals of the Company. None of the proposals is related to or conditioned upon approval of any other proposal.

         In their discretion, the proxies are authorized to vote with respect to any other matters that may come before the meeting or any adjournments thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE SHAREHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2 WITH THE DISCRETIONARY AUTHORITY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                    PLEASE DATE AND SIGN ON THE REVERSE SIDE

                                     (Back)


                                            Dated:               , 2000
PLEASE SIGN EXACTLY AS                            ---------------
NAME APPEARS BELOW                                                Signature
                                            ----------------------
                      Signature
----------------------

                         (JOINT OWNERS SHOULD EACH SIGN.
                          ATTORNEYS-IN-FACT, EXECUTORS,
                           ADMINISTRATORS, CUSTODIANS,
                        PARTNERS, OR CORPORATION OFFICERS
                            SHOULD GIVE FULL TITLE).

                    PLEASE DATE, SIGN, AND RETURN THIS PROXY
                       IN THE ENCLOSED ENVELOPE PROMPTLY.
                        NO POSTAGE IS NECESSARY IF MAILED
                              IN THE UNITED STATES.

Appendix to Proxy Statement

                             HIGH SPEED ACCESS CORP.
                             1999 STOCK OPTION PLAN


         1. PURPOSE. The purpose of this Plan is to strengthen the Company by providing an additional means of retaining and attracting competent management personnel and by providing to participating officers and other key employees of the Company added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company through the opportunity for stock ownership offered by the Plan.


         2. DEFINITIONS. For purposes of this Plan, capitalized words and phrases shall have the following meanings:

                  A. BOARD. The word "Board" means the Company's Board of Directors.

                  B. CODE. The word "Code" means the Internal Revenue Code of 1986, as amended.

                  C. COMMON STOCK. The term "Common Stock" means the Company's common stock, $.01 par value per share.

                  D. COMPANY. The word "Company" means High Speed Access Corp., a Delaware corporation, with its principal place of business at 4100 East Mississippi Avenue, Denver, Colorado 80246.

                  E. COMPENSATION COMMITTEE. The term "Compensation Committee" means the committee appointed by the Board to administer the Plan, pursuant to
Section 4 hereof, consisting of not less than two directors of the Company appointed by the Board. If the Company is subject to the Exchange Act, no person may be a member of the Committee if he or she would fail to be (i) an "outside director", as defined in the regulations promulgated under Code Section 162(m), or (ii) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

                  F. DATE OF GRANT. The term "Date of Grant" means the effective date on which an Option is awarded to an Optionee, as set forth in the Option Agreement executed pursuant to Section 7 by the Optionee and by a member of the Compensation Committee on behalf of the Company; provided, however, that in the case of an ISO, the grant date shall be the later of the date on which the Compensation Committee makes the determination granting such ISO or the date of commencement of the Optionee's employment with the Company.

                  G. DISABILITY. The word "Disability" means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and which renders Optionee unable to engage in any substantial gainful activity. An Optionee shall not be considered to have a Disability unless Optionee furnishes proof of the existence thereof in such form and manner, and at such time, as the Compensation Committee may require.


                  H. EXCHANGE ACT. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  I. ISO. The acronym "ISO" means an option to purchase Common Stock which at the time the option is granted qualifies as an incentive stock option within the meaning of Code Section 422.

                  J. NSO. The acronym "NSO" means a nonstatutory stock option to purchase Common Stock which at the time the option is granted does not qualify as an ISO.

                  K. OPTION. The word "Option" means an ISO or NSO.

                  L. OPTION AGREEMENT. The term "Option Agreement" means an agreement between the Company and an Optionee with respect to one or more Options.

                  M. OPTION PRICE. The term "Option Price" means the price to be paid for Common Stock upon the exercise of an Option granted under the Plan, in accordance with Section 7.A hereof.

                  N. OPTIONEE. The word "Optionee" means an employee to whom Options have been granted under the Plan.

                  O. OPTIONEE REPRESENTATIVE. The term "Optionee Representative" means the personal representative of the Optionee's estate, and after final settlement of the Optionee's estate, the successor or successors entitled thereto by law.

                  P. PLAN. The word "Plan" means the High Speed Access Corp. 1999 Stock Option Plan, as set forth herein, and as amended from time to time.

                  Q. SECURITIES ACT. The term "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  R. SUBSIDIARY. The word "Subsidiary" means, as defined in Code
Section 424(f), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.


                  S. TEN PERCENT SHAREHOLDER. The term "Ten Percent Shareholder" means an employee who, at the time an Option is granted, owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or of its Subsidiary or parent (within the meaning of Section 424(e) of the Code)).

         3. STOCK SUBJECT TO PLAN. Subject to adjustment as provided in Section 8 hereof, the aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed seven million seen hundred seventy nine thousand five hundred (7,779,500) shares. Authorized and unissued shares shall be delivered under the Plan. If any Option expires or terminates for any reason, the shares of Common Stock subject thereto shall again become available under the Plan to the extent permitted by law. For purposes of meeting the requirements of Code Section 162(m), the maximum number of shares on which Options may be granted in any calendar year to any one individual who is a "covered employee" under Code Section 162(m) is three hundred thousand (300,000) shares of Common Stock, subject to adjustment as provided in Section 8 hereof.

         4. ADMINISTRATION. The Compensation Committee shall have full power and authority to construe, interpret and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the Company's best interests. The decision of a majority of the members of the Compensation Committee shall constitute the decision of the Compensation Committee and the Compensation Committee may act either at a meeting at which a majority of the members of the Compensation Committee are present, or by a writing signed by all of the members of the Compensation Committee. The interpretation of any provisions of the Plan by the Compensation Committee shall be final, conclusive, and binding upon all persons and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Compensation Committee in administering the Plan.

         5. GRANT OF OPTIONS.

                  A. COMPENSATION COMMITTEE'S AUTHORITY. Subject to the terms, provisions and conditions of the Plan, the Compensation Committee shall have exclusive jurisdiction: [i] to select the employees to whom Options shall be granted; [ii] to authorize the granting of ISOs, NSOs or a combination of ISOs and NSOs to employees; [iii] to determine the number of shares of Common Stock subject to each Option; [iv] to determine the time or times when Options will be granted, the manner in which each Option shall be exercisable, and the duration of the exercise period; [v] to fix such other provisions of the Option Agreement as it may deem necessary or desirable consistent with the terms of the Plan; and [vi] to determine all other questions relating to the administration of the Plan.

                  B. $100,000 ISO EXERCISABILITY LIMITATION. Notwithstanding
Section 5.A hereof, the maximum aggregate fair market value of Common Stock (determined as of the date the Option is granted) with respect to which ISOs will first become exercisable by an Optionee in any calendar year under all ISO plans of the Company and its Subsidiaries shall not exceed $100,000. Any portion of an Option granted under the Plan in excess of the foregoing limit shall constitute a NSO.

         6. ELIGIBILITY. Key employees of the Company and its Subsidiaries, including officers and directors of the Company or a Subsidiary, are eligible to receive ISOs and NSOs under the Plan. Key employees to whom Options may be granted under the Plan will be those selected by the Compensation Committee from time to time who, in the sole discretion of the Compensation Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company and its Subsidiaries.

         7. TERMS OF OPTIONS. Each Option granted under the Plan shall be evidenced by an Option Agreement signed by the Optionee and by a member of the Compensation Committee on behalf of the Company. An Option Agreement shall constitute a binding contract between the Company and the Optionee, and every Optionee, upon acceptance of such Option Agreement, shall be bound by the terms and restrictions of the Plan and of the Option Agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan as the Compensation Committee may deem appropriate.

                  A. OPTION PRICE. The Option Price per share of Common Stock shall be determined by the Compensation Committee at the time an Option is granted. The Option Price for ISOs shall be not less than: [i] the fair market value per share of Common Stock on the Date of Grant, or [ii] in the case of an ISO granted to a Ten Percent Shareholder, one hundred ten percent (110%) of the fair market value per share of Common Stock on the Date of Grant. The fair market value per share of Common Stock shall be determined by:

                  [i] if the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the exchange with the greatest volume of trading in Common Stock, for the trading day immediately preceding such given date;

                  [ii] if the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the trading day immediately preceding such given date; and

                  [iii] if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Compensation Committee, in good faith, shall determine.

                  B. OPTION PERIOD. Subject to Section 7.C hereof, each Option Agreement shall specify the period for which the Option thereunder is granted and shall provide that the Option shall expire at the end of such period. The Compensation Committee may extend such period provided that, in the case of an ISO, such extension shall not in any way disqualify the Option as an ISO without the Optionee's consent. In no case shall such period, including any such extensions, exceed ten (10) years from the Date of Grant, provided, however, that in the case of an ISO granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five (5) years from the Date of Grant.

                  C. LAPSE OF ISO. An Option shall expire and no longer be exercisable at the earliest of the following times (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement):

                           [1] ten (10) years from the Date of Grant;

                           [2] five (5) years after the Date of Grant, if an Optionee is a Ten Percent Shareholder on the Date of Grant;

                           [3] three (3) months after termination of employment with the Company or a Subsidiary for reasons other than death, Disability or discharge for cause (as determined by the Compensation Committee in its sole discretion);

                           [4] one (1) year after termination of employment with the Company or a Subsidiary because of Disability;

                           [5] one (1) year after the date of death if an Optionee dies [i] while employed by the Company or a Subsidiary, or [ii] within three (3) months after ceasing to be an employee of the Company or a Subsidiary; or

                           [6] immediately upon termination of employment through discharge for cause, as determined by the Compensation Committee in its sole discretion.

                  D. EXERCISE PERIOD. Each Option granted under Section 5 hereof shall be exercisable in the following cumulative installments:

         First installment. Up to twenty percent (25%) of the total Optioned shares may be exercised at any time after one (1) year following the Date of Grant;

         Second installment. Up to an additional twenty percent (25%) of the total Optioned shares may be exercised at any time after two (2) years following the Date of Grant;

         Third installment. Up to an additional twenty percent (25%) of the total Optioned shares may be exercised at any time after three (3) years following the Date of Grant;

         Fourth installment. Up to an additional twenty percent (25%) of the total Optioned shares may be exercised at any time after four (4) years following the Date of Grant; provided, however, that if Optionee is a Ten Percent Shareholder the fifth installment may be exercised at any time after fifty-nine (59) months following the Date of Grant.

         If an installment covers a fractional share, such installment shall be rounded off to the next highest share, except for the final installment, which will be for the balance of the total Optioned shares.

                  E. LEAVES OF ABSENCE. The Compensation Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military or on an approved leave of absence from the Company or a Subsidiary as a period of employment of the Optionee by the Company or Subsidiary for purposes of accrual of the Optionee's rights under the Plan. Notwithstanding the foregoing, if a leave of absence exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, the Optionee's employment by the Company or a Subsidiary for the purposes of the Plan shall be deemed to have terminated on the 91st day of the leave.

                  F. MANNER OF EXERCISE. To exercise an Option, the Optionee shall deliver to the Company: [i] seven (7) days' prior written notice specifying the number of shares as to which the Option is being exercised and, if determined by counsel for the Company to be necessary, representing that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by the Optionee, or a broker-dealer (as provided in Section 7.G hereof), for such shares of the Option Price for the number of shares with respect to which the Option is exercised. On or before the expiration of the seven (7) day notice period, and provided that all conditions precedent contained in the Plan are satisfied, the Company shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of the Company, or at such other place as may be mutually acceptable, or, at the election of the Company, by certified mail addressed to Optionee at Optionee's address as shown in the records of the Company, a certificate or certificates for the Common Stock. Options are exercisable only in whole shares, and fractional share interests shall be treated in the manner described in Section 7.D. If Optionee fails to accept delivery of the Common Stock, the Optionee's rights to exercise the applicable portion of the Option shall terminate.

                  G. PAYMENT FOR SHARES. Except as otherwise provided in this
Section 7, the Option Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committee may impose and the terms of the Option Agreement, the Option Price may be paid in whole or in part [i] in cash, [ii] by certified or cashier's check, [iii] in whole shares of Common Stock owned by the Optionee evidenced by negotiable certificates, [iv] by such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including without limitation, assurance satisfactory to the Committee from a broker registered under the Exchange Act of the delivery of the proceeds of an imminent sale of the Common Stock to be issued pursuant to the exercise of such Option, such sale to be made at the direction of the Optionee), or [v] by a combination of such methods of payment. If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option Price shall be the fair market value of the Common Stock, determined in accordance with Section 7.A hereof, on the business day preceding the day written notice of exercise is delivered to the Company.

                  H. ISOS. Each Option Agreement which provides for the grant of an ISO shall contain such terms and provisions as the Compensation Committee deems necessary or desirable to qualify such Option as an ISO within the meaning of Code Section 422.

                  I. TRANSFERABILITY OF OPTIONS. During Optionee's lifetime, the Option shall be exercisable only by Optionee, and neither the Option nor any right hereunder shall be transferable except by will or by the laws of descent and distribution. The Option may not be subject to execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of Optionee's rights hereunder, except as provided herein, or in the event of any levy, attachment, execution or similar process upon the rights or interests hereby conferred, the Company may, in its sole and absolute discretion, terminate the Option by notice to Optionee and it shall thereupon become null and void.

         8. ADJUSTMENT OF SHARES. In the event of capital adjustment after the effective date of the Plan in the Common Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or consolidation, or any other change (after the effective date of the Plan) in the nature or number of shares of Common Stock of the Company, a proportionate adjustment shall be made in the maximum number and kind of shares which may be delivered under the Plan, and in the Option Price under and the number and kind of shares of Common Stock covered by outstanding Options granted under the Plan. By virtue of such a capital adjustment, the price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option. No fractional shares shall become available for Options as a result of such adjustments. Such determination by the Compensation Committee shall be conclusive.

         9. CHANGE IN CONTROL.

                  A. ASSUMPTION OR REPLACEMENT OF OPTIONS BY SUCCESSOR. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a re-incorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on Optionees), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company; or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (any of the foregoing shall be referred to herein as a "Corporate Transaction"), any or all outstanding Options may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Optionees. In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Optionees as was provided to stockholders (after taking into account the existing provisions of the Options). In the event such successor corporation (if any) refuses to assume or substitute such Options, as provided above, pursuant to a Corporate Transaction described in this Subsection 9.A, at the discretion of the Compensation Committee, the vesting of such Options through and as of the Optionee's next vesting date may accelerate and become exercisable prior to the consummation of such Corporate Transaction at such times and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Corporate Transaction, they shall terminate in accordance with the provisions of this Plan. A Corporate Transaction shall not include the acquisition, directly or indirectly, of beneficial ownership of more than fifty percent (50%) of the outstanding shares of the Company, by Vulcan Ventures, Incorporated or any affiliate of Vulcan Ventures, Incorporated (as such term is defined under the Securities Act, and the rules and regulations promulgated thereunder).

                  B. OTHER TREATMENT OF OPTIONS. Subject to any greater rights granted to Optionees under the foregoing provisions of this Section 9, in the event of the occurrence of any transaction described in Subsection 9.A, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

                  C. ASSUMPTION OF OPTIONS BY THE COMPANY. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting Options under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

         10. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Upon the exercise of an Option at a time when there is not in effect a registration statement under the Securities Act and any applicable state securities laws (the "Securities Laws") relating to the shares of Common Stock issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of the Securities Laws, the shares of Common Stock may be issued only if the Optionee or Optionee Representative represents and warrants in writing to the Company that the shares being purchased are being acquired for investment and not with a view to the distribution thereof. The shares of the Common Stock shall contain such legends or other restrictive endorsements as counsel for the Company shall deem necessary or proper. No shares of Common Stock shall be purchased upon the exercise of any Option unless and until there shall have been satisfied any applicable requirements of the Securities and Exchange Commission or other regulatory agencies having jurisdiction and of any exchanges upon which stock of the Company may be listed.

         11. NO RIGHTS AS SHAREHOLDER. No Optionee or Optionee's Representative shall have any rights as a shareholder with respect to Common Stock subject to Optionee's Option before the date of transfer to the Optionee of a certificate or certificates for such shares.

         12. NO RIGHTS TO CONTINUED EMPLOYMENT.The Plan and any Option granted under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary by which an Optionee is employed to terminate Optionee's employment at any time.

         13. TERMINATION. The Plan shall terminate on March 10, 2009, ten (10) years from the earlier of the date it was adopted by the Board or approved by the shareholders of the Company, and may be terminated at any earlier time by the Compensation Committee. No Option shall be granted after termination of the Plan.

         Termination of the Plan, however, shall not affect the validity of any Option theretofore granted under the Plan.

         14. AMENDMENT. The Board shall have the right, at any time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company, except that, without approval by shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders, no amendment shall be made if shareholder approval is required by applicable law, rule or regulation, including, without limitation, Securities and Exchange Commission Rule 16b-3 and Code Sections 162(m) or 422. No amendment of the Plan, however, may, without the consent of the Optionee or Optionee Representative, make any changes in any outstanding Option theretofore granted under the Plan which would adversely affect the rights of such Optionee or Optionee Representative.

         15. TAX WITHHOLDING. Upon the exercise of any Option granted under the Plan, or upon the disposition of any Common Stock acquired by the exercise of an ISO granted under the Plan within two (2) years from the Date of Grant or one
(1) year after such Common Stock is transferred to the Optionee, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements, or, alternatively, the Company shall have the right to retain Common Stock otherwise payable to the Optionee pursuant to exercise of an Option in an amount sufficient to satisfy such withholding requirements, before the delivery to the Optionee of any certificate(s) for shares of Common Stock.

         16. GOVERNING LAW. This Plan and the Option Agreements entered into under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         17. EFFECTIVE DATE. The effective date of the Plan shall be March 10, 1999.

                             HIGH SPEED ACCESS CORP.

                             By: /s/ High Speed Access Corp.
                                -------------------------------

                             Title:
                                   ----------------------------